CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

China Internet Cafe Holdings Group, Inc. and Subsidiaries
Nevada

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2011 except note 23 as to which the date is July 12, 2011, relating to the consolidated financial statements of China Internet Cafe Holdings Group, Inc. and Subsidiaries.  We also consent to the reference to us under the caption Experts in the Prospectus.

/s/ EFP Rotenberg, LLP
EFP Rotenberg, LLP
Rochester, New York
July 12, 2011